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                                   EXHIBIT 11

                     Consents of PricewaterhouseCoopers, LLP
                                       and
                            McGladrey and Pullen, LLP
























                                      C-10

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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 20, 2000, relating to the financial statements and financial highlights which appears in the March 31, 2000 Annual Report to Shareholders of the Value Fund, Hickory Fund, Fixed Income Fund and Government Money Market Fund series of Weitz Series Fund, Inc, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Fund Auditor", and "Auditor" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
July 24, 2000



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                         CONSENT OF INDEPENDENT AUDITORS





We consent to the use of our report dated April 15, 1999, on the 1999 financial statements of Weitz Series Fund, Inc. referred to in the Post-Effective Amendment. No. 18 to the Registration Statement on Form N-1A as filed with the Securities and Exchange Commission.





                                      McGladrey & Pullen, LLP


New York, New York
July 24, 2000